Exhibit 3.1
CORPORATE ACCESS NUMBER: 208165688
BUSINESS CORPORATIONS ACT
CERTIFICATE
OF
AMENDMENT AND REGISTRATION
OF RESTATED ARTICLES
AUSAM ENERGY CORPORATION
AMENDED ITS ARTICLES ON 2004/06/07.

Business Corporations Act (Alberta) Section 173	Baker & McKenzie Suite 2600, Bow Valley Square III 255 Fifth Avenue, S.W. Calgary, Alberta T2P 3G6 TEL. 403-444-9363 FAX 403-444-9373	ARTICLES OF AMENDMENT

1. Name of Corporation:	2. Corporate Access Number:

NORTHLINKS LIMITED.	208165688

3.	Item number 1 of the Articles of the above named corporation are amended in accordance with Section 173(1)(a) of the Business Corporations Act.
The Name of the Corporation be changed to:

AUSAM ENERGY CORPORATION
Item number 3 of the Articles of the above named corporation are amended in accordance with Section 173(1)(f) of the Business Corporations Act.

The common shares of the Corporation are amended by consolidating the issued and outstanding common shares of the Corporation on the basis that thirty existing common shares of the Corporation shall become one common share of the Corporation. The authorized capital of the Corporation shall be as per the attached Schedule “A”.

Item number 5 of the Articles of the above named corporation are amended in accordance with Section 173(1)(I) of the Business Corporations Act.

The board of directors shall consist of such number of directors, being a minimum of three (3) and a maximum of eleven (11) directors, as may from time to time be determined by resolution of the board of directors and as per the attached Schedule “B”.

Item number 7 of the Articles of the above named corporation are amended in accordance with Section 173(1)(n) of the Business Corporations Act.

The attached Schedule “C” is incorporated into and forms part of these Articles of Amendment.

	Ross O. Drysdale	June 7, 2004

Authorized Signature (for societies and non-profit companies only)	Name of Person Authorizing (please print)	Date

/s/ R.O. Drysdale	Solicitor

Identification (not applicable for societies and non-profit companies)	Title (please print)
This information is being collected for purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Co-ordinator for Alberta Registries Research and Program Support, 3rd Floor, Commerce Place, 10155 — 102nd Street, Edmonton, Alberta T5J 4L4, (780) 422-7330.

SCHEDULE A
ATTACHED TO AND FORMING PART OF
THE ARTICLES OF AMENDMENT OF
AUSAM ENERGY CORPORATION
(THE “CORPORATION”)
The classes and the maximum number of shares that the Corporation is authorized to issue are:
(1)	an unlimited number of common shares subject to the following rights, privileges, restrictions and conditions:
(a)	Payment of Dividends: The holders of the common shares shall be entitled to receive dividends, if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

(b)	Participation Upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of common shares shall, subject to the rights of the holders of any other class of shares of the Corporation upon such distribution in priority or rateably with the holders of the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

(c)	Voting Rights: The holders of common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.
(2)	an unlimited number of first preferred shares, issuable in series, subject to the following rights, privileges, restrictions and conditions:
(a)	Series: The first preferred shares may at any time and from time to time be issued in one or more series. Subject to the provisions of this clause (2)(a), the board of directors may from time to time fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of first preferred shares, including, without limiting the generality of the foregoing the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends thereon, the conditions for and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion or exchange rights (if any), and whether into or for securities of the Corporation or otherwise, voting rights attached thereto (if any), the terms and conditions of any share purchase or retirement plan or sinking fund, and restrictions on the payment of dividends on any shares other than first preferred shares or payment in respect of capital on any shares in the capital of the Corporation or creation or issue of debt or equity securities; the whole subject to filing with the Registrar (as defined in the Business Corporations Act (Alberta) or any successor legislation thereto) of articles of amendment setting forth a description of such series including the designation, rights, privileges, restrictions and conditions attached to the shares of such series.
(b)	Ranking of the First Preferred Shares: The first preferred shares of each series shall rank on a parity with the first preferred shares of every other series with respect to declared or accumulated dividends and return of capital. The first preferred shares shall be entitled to a preference over the common shares and over any other shares of the Corporation ranking junior to the first preferred shares with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any declared or cumulative dividends or amount payable on a return of capital are not paid in full, the first preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the first preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards payment in satisfaction of claims in respect of dividends. The first preferred shares of any series may als a given such other preferences not inconsistent with clauses 2(a) to 2(e) hereof over any other shares ranking junior to the first preferred shares as may be determined in the case of such series of first preferred shares.

(c)	Voting Rights: Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of first preferred shares, the holders of first preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. The holders of the first preferred shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the voluntary liquidation and dissolution of the Corporation or the sale of its undertaking or a substantial part thereof under subsection 211(3) or subsection 183(4) of the Business Corporations Act (Alberta) as now enacted or as the same may from time to time be amended, re-enacted or replaced.
(d)	Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the first preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the first preferred shares given as herein specified.

(e)	Approval of Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the first preferred shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the approval of the holders of the first preferred shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by two-thirds of the votes cast at a meeting of holders of first preferred shares duly called for such purpose and held upon at least twenty-one (21) days’ notice at which a quorum is present comprising at least two persons present holding or representing by proxy at least fifth (50%) per cent of the outstanding first preferred shares. If any such quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to a date being not less than ten (10) days later and at such time and place as may be appointed by the chairman at which a quorum shall be comprised of that number of holders of first preferred shares present in person or by proxy. The formalities to be observed with respect to giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every vote taken at every such meeting or adjourned meeting each holder of a first preferred share shall be entitled to one vote in respect of each first preferred share held.

SCHEDULE “B”
ATTACHED TO AND FORMING PART OF
THE ARTICLES OF AMENDMENT OF
AUSAM ENERGY CORPORATION
(THE “CORPORATION”)
(1)	The board of directors shall consist of such number of directors, being a minimum of three (3) and a maximum of eleven (11) directors, as may from time to time be determined by resolution of the board of directors.

(2)	Subject to the foregoing, the directors may, between annual general meetings, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration at the end of the last annual meeting

SCHEDULE “C”
ATTACHED TO AND FORMING PART OF
THE ARTICLES OF INCORPORATION OF
AUSAM ENERGY CORPORATION
(THE “CORPORATION”)
     Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act (Alberta):
(a)	the board of directors of the Corporation may, from time to time, in such amount and on such terms as it deems expedient, charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, moveable or immoveable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or any other debt or liability of the Corporation; and

(b)	the board of directors of the Corporation may, from time to time, delegate to such one or more of the directors and officers of the Corporation as may be designated by the board, all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

CORPORATE ACCESS NUMBER: 208165688
BUSINESS CORPORATIONS ACT
CERTIFICATE
OF
AMENDMENT
AUSAM ENERGY CORPORATION
AMENDED ITS ARTICLES TO CREATE SHARES IN SERIES ON 2007/02/08.

BUSINESS CORPORATIONS ACT

Alberta	ARTICLES OF AMENDMENT

1.	Name of Corporation	2. Corporate Access Number

	AUSAM ENERGY CORPORATION	208165688

3.	Pursuant to subsection 29(5) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by the creation of the first series of First Preferred Shares, to be designated as “First Preferred Shares, Series 1”, to be unlimited in number, each such First Preferred Share, Series 1 having attached thereto the rights, privileges, restrictions and conditions set out in the Articles of Incorporation.

4. DATE	SIGNATURE	TITLE

February 8, 2007	/s/ Richard G. Lummis	Executive Vice President

BUSINESS CORPORATIONS ACT

Alberta	ARTICLES OF AMENDMENT

1.	Name of Corporation	2. Corporate Access Number

	AUSAM ENERGY CORPORATION	208165688

3.	Pursuant to subsection 29(5) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by the creation of the second series of First Preferred Shares, to be designated as “First Preferred Shares, Series 2”, to be unlimited in number, each such First Preferred Share, Series 2 having attached thereto the rights, privileges, restrictions and conditions set out in the Schedule of Series Provisions attached hereto and forming part of this form.

4. DATE	SIGNATURE	TITLE

February 8, 2007	/s/ Richard G. Lummis	Executive Vice President

AUSAM ENERGY CORPORATION
SCHEDULE OF SERIES PROVISIONS
FIRST PREFERRED SHARES, SERIES 2
     The First Preferred Shares, Series 2 shall have attached thereto the following rights, privileges, restrictions and conditions, which shall be in addition and supplementary to the rights, privileges, restrictions and conditions of the First Preferred Shares set forth in the Articles of the Corporation:
(i)	the First Preferred Shares, Series 2 shall be unlimited in number;

(ii)	the First Preferred Shares, Series 2 shall be subject to a term (the “Term”) of 12 months from the date of issuance thereof;

(iii)	the holders of the First Preferred Shares, Series 2 shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each First Preferred Share, Series 2 held at all such meetings;

(iv)	the holders of the First Preferred Shares, Series 2 shall be entitled to a fixed cumulative dividend at the rate of 8% per annum on the Redemption Amount (as hereinafter defined) per share payable quarterly in cash or in the form of additional First Preferred Shares, Series 2, whereby the number of First Preferred Shares, Series 2 to be issued in satisfaction of such dividend shall be 0.08 First Preferred Shares, Series per annum for each First Preferred Share, Series 2 held as of the record date, at the shareholder’s election and subject to the terms of the Business Corporations Act (Alberta). The First Preferred Shares, Series 2 shall not be entitled to participate any further with respect to dividends except to the extent herein provided. No dividends shall be declared or paid on any class of shares of the Corporation if it would result in the realizable value of the assets of the Corporation, net of liabilities which exist at the relevant time, being less than the aggregate of CAN$0.70 multiplied by the number of all of the issued and outstanding First Preferred Shares, Series 2, Such dividends shall accrue and shall be payable in arrears until such time as this payment threshold is met;

(v)	the holders of First Preferred Shares, Series 2 shall, subject to the provisions hereof:
(A)	have the right, at any time and from time to time within the Term, to convert its First Preferred Shares, Series 2 into Common Shares of the Corporation on the basis of one Common Share for each First Preferred Share, Series 2;

(B)	at any time and from time to time during the Term, after 30 days’ notice from the Corporation (the “Notice Date”), be required to convert all or a portion of its First Preferred Shares, Series 2 into Common Shares on the basis of one Common Share for each First Preferred Share, Series 2, in the event that the 30-day volume-weighted average trading price (“VWAP”) of the then outstanding Common Shares calculated with respect to the 30 days prior to the Notice Date remains at or above CAN$0.90 (adjusted for divisions and consolidations of Common Shares in the same manner contemplated herein).
At the expiry of the Term, all issued and outstanding First Preferred Shares, Series 2 shall automatically convert into Common Shares on the basis of one Common Share for each First Preferred Share, Series 2 held on the date of expiry of the Term.

In any case of conversion of First Preferred Shares — Series 2 hereunder, the holder of the First Preferred Shares — Series 2 to be converted shall deliver to the Corporation a written notice naming the person or persons in whose name the Common Shares are to be registered and the number to be issue to each, together with the certificate or certificates for the First Preferred Shares — Series 2 to be converted, signed by the person registered on the books of the Corporation as the holder of the First Preferred Shares — Series 2 in respect of which such right is being exercised or by his duly authorized attorney. Upon delivery of such notice, each person in whose name the Common Shares are to be issued, as designated in such notice, shall be deemed for all purposes to be the holder of record of the number of Common Shares of the Corporation designated in such notice and such person or persons shall be entitled to delivery by the Corporation of a certificate or certificates representing such Common Shares promptly after delivery of the notice. If less than all of the First Preferred Shares — Series 2 represented by any certificates are to be converted, the holders shall be entitled to receive, at the expense of the Corporation, a new certificate representing the unconverted shares represented by the original certificate. The effective date of the conversion shall be the date of receipt of the said notice by the Corporation;

(vi)	if the Corporation shall:
(A)	declare a dividend or make a distribution on its outstanding Common Shares payable in Common Shares;

(B)	divide its outstanding Common Shares into a greater number of shares; or

(C)	consolidate its outstanding Common Shares into a smaller number of shares;
then the conversion basis referred to in Section (v) above shall be proportionately adjusted effective immediately after the record date determined for the purposes of such issuance, dividend, distribution, subdivision or consolidation. In the case of events referred to in (A) and (B) above, the conversion basis shall be increased in proportion to the increase to the number of outstanding Common Shares resulting from such dividend, distribution or subdivision and, in the case of the events referred to in (C) above, the conversion basis shall be decreased in proportion to the decrease in the number of outstanding shares resulting from such consolidation.

In the case of any reclassification or change (other than changes resulting only from consolidation or subdivision) of the Common Shares, or in the case of any amalgamation, consolidation or merger of the Corporation with or into any other corporation, or in the case of any sale of the properties and assets of the Corporation as or substantially as an entirety to any other corporation, each First Preferred Share, Series 2 shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be convertible into the number of Common Shares or other securities or property of the Corporation, or such continuing, successor or purchasing corporation, as the case may be, to which a holder of the number of First Preferred Shares, Series 2 would have been issued if such First Preferred Shares, Series 2 had been converted immediately prior to such reclassification, change, amalgamation, consolidation, merger or sale would have been entitled upon such reclassification, change, amalgamation, consolidation merger or sale. The board of directors of the Corporation shall determine such entitlement and any such determination shall be conclusive and binding on the Corporation and the holders of the First Preferred Shares, Series 2. No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless, in the opinion of the board of directors of the Corporation, all necessary steps shall have been taken to ensure that the holders of the First Preferred Shares, Series 2 shall thereafter be entitled to receive such number of Common Shares or other securities or property of the Corporation, or such continuing, successor or purchasing corporation, as the case may be, subject to adjustments thereafter in accordance with the provisions similar, as nearly as may be, to those contained in this clause;
(vii)	at the option of the board of directors of the Corporation and in compliance with the provisions of the Business Corporations Act (Alberta), the First Preferred Shares, Series 2 or any part thereof, shall be subject to redemption or purchase, at any time or from time to time, if not converted within the Term in accordance with Section (v) hereof, at an amount equivalent to the Redemption Amount per First Preferred Share, Series 2 plus any declared but unpaid dividends;

(viii)	the holders of the First Preferred Shares, Series 2 shall not otherwise be entitled to require the Corporation to redeem or repurchase any of the First Preferred Shares, Series 2;

(ix)	in the event of a liquidation, dissolution or winding up of the Corporation or any other distribution by way of repayment of capital, the holders of the First Preferred Shares, Series 2 shall be entitled to receive a cash amount per share equal to the Redemption Amount per share together with any declared but unpaid dividends prior to any payment or distribution to any other class of shares of the Corporation. The First Preferred Shares, Series 2 shall not be entitled to share any further in the distribution of the property or assets of the Corporation except to the extent hereinbefore provided; and

(x)	the Redemption Amount per First Preferred Share, Series 2 shall be US$0.60.

Name/Structure Change Alberta Corporation — Registration Statement
Alberta Amendment Date: 2007/02/08

Service Request Number:	9684138
Corporate Access Number:	208165688
Legal Entity Name:	AUSAM ENERGY CORPORATION
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	AUSAM ENERGY CORPORATION
New French Equivalent Name:
Nuans Number:	79828090
Nuans Date:	2004/03/30
French Nuans Number:
French Nuans Date:

Share Structure:	THE AUTHORIZED CAPITAL OF THE CORPORATION SHALL BE AS PER THE ATTACHED SCHEDULE “A”.
Share Transfers Restrictions:	NONE
Number of Directors:
Min Number Of Directors:	3
Max Number Of Directors:	11
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	THE ATTACHED SCHEDULE “C” IS INCORPORATED INTO AND FORMS PART OF THESE ARTICLES OF AMENDMENT.
BCA Section/Subsection:

Professional Endorsement Provided:
Future Dating Required:

Annual Return

File Year	Date Filed
2006	2006/02/09
2005	2005/03/07
2004	2004/12/2l

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	1999/01/31
Statutory Declaration	10000495000022578	1999/01/31
Share Structure	ELECTRONIC	1999/07/26
Other Rules or Provisions	ELECTRONIC	2004/06/07
Share Structure	ELECTRONIC	2004/06/07
Director Schedule	ELECTRONIC	2004/06/07
Shares in Series	ELECTRONIC	2007/02/08

Registration Authorized By:	MATTHEW E. LAWSON SOLICITOR

Pursuant to subsection 29(5) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by the creation of the first series of First Preferred Shares, to be designated as “First Preferred Shares, Series 1”, to be unlimited in number, each such First Preferred Share, Series 1 having attached thereto the rights, privileges, restrictions and conditions set out in the Articles of the Corporation.

Pursuant to subsection 29(5) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by the creation of the second series of First Preferred Shares, to be designated as “First Preferred Shares, Series 2”, to be unlimited in number, each such First Preferred Share, Series 2 having attached thereto the rights, privileges, restrictions and conditions set out below in the Schedule of Series Provisions.
AUSAM ENERGY CORPORATION
SCHEDULE OF SERIES PROVISIONS
FIRST PREFERRED SHARES, SERIES 2
          The First Preferred Shares, Series 2 shall have attached thereto the following rights, privileges, restrictions and conditions, which shall be in addition and supplementary to the rights, privileges, restrictions and conditions of the First Preferred Shares set forth in the Articles of the Corporation;
(i) the First Preferred Shares, Series 2 shall be unlimited in number;
(ii) the First Preferred Shares, Series 2 shall be subject to a term (the “Term”) of 12 months from the date of issuance thereof;
(iii) the holders of the First Preferred Shares, Series 2 shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each First Preferred Share, Series 2 held at all such meetings;
(iv) the holders of the First Preferred Shares, Series 2 shall be entitled to a fixed cumulative dividend at the rate of 8% per annum on the Redemption Amount (as hereinafter defined) per share payable quarterly in cash or in the form of additional First Preferred Shares, Series 2, whereby the number of First Preferred Shares, Series 2 to be issued in satisfaction of such dividend shall be 0.08 First Preferred Shares, Series per annum for each First Preferred Share, Series 2 held as of the record date, at the shareholder’s election and subject to the terms of the Business Corporations Act (Alberta). The First Preferred Shares, Series 2 shall not be entitled to participate any further with respect to dividends except to the extent herein provided. No dividends shall be declared or paid on any class of shares of the Corporation if it would result in the realizable value of the assets of the Corporation, net of liabilities which, exist at the relevant time, being less than the aggregate of CAN$0.70 multiplied by the number of all of the issued and outstanding First Preferred Shares, Series 2. Such dividends shall accrue and shall be payable in arrears until such time as this payment threshold is met;
(v) the holders of First Preferred Shares, Series 2 shall, subject to the provisions hereof:
(A) have the right, at any time and from time to time within the Term, to convert its First Preferred Shares, Series 2 into Common Shares of the Corporation on the basis of one Common Share for each First Preferred Share, Series 2;
(B) at any time and from time to time during the Term, after 30 days’ notice from the Corporation (the “Notice Date”), be required to convert all or a portion of its First Preferred Shares, Series 2 into Common Shares on the basis of one Common Share for each First Preferred Share, Series 2, in the event that the 30-day volume-weighted average trading price (“VWAP”) of the then outstanding Common Shares calculated with respect to the 30 days prior to the Notice Date remains at or above CAN$0.90 (adjusted for divisions and consolidations of Common Shares in the same manner contemplated herein).
At the expiry of the Term, all issued and outstanding First Preferred Shares, Series 2 shall automatically convert into Common Shares on the basis of one Common Share for each First Preferred Share, Series 2 held on the date of expiry of the Term.
In any case of conversion of First Preferred Shares — Series 2 hereunder, the holder of the First Preferred Shares -Series 2 to be converted shall deliver to the Corporation a written notice naming the person or persons in whose name the Common Shares are to be registered and the number to be issue to each, together with the certificate or certificates for the First Preferred Shares - Series 2 to be converted, signed by the person registered on the books of the Corporation as the holder of the First Preferred Shares -Series 2 in respect of which such right is being exercised or by his duly authorized attorney. Upon delivery of such notice, each person in whose name the Common Shares are to be issued, as designated in such notice, shall be deemed for all purposes to be the holder of record of the number of Common Shares of the Corporation designated in such notice and such person or persons shall be entitled to delivery by the Corporation of a certificate or certificates representing such Common Shares promptly after delivery of the notice. If less than all of the First Preferred Shares — Series 2 represented by any certificates are to be converted, the holders shall be entitled to receive, at the expense of the Corporation, a new certificate representing the unconverted shares represented by the original certificate. The effective date of the conversion shall be the date of receipt of the said notice by the Corporation;
(vi) if the Corporation shall:
(A) declare a dividend or make a distribution on its outstanding Common Shares payable in Common Shares;
(B) divide its outstanding Common Shares into a greater number of shares; or
(C) consolidate its outstanding Common Shares into a smaller number of shares;
then the conversion basis referred to in Section (v) above shall be proportionately adjusted effective immediately after the record date determined for the purposes of such issuance, dividend, distribution, subdivision or consolidation. In the case of events referred to in (A) and (B) above, the conversion basis shall be increased in proportion to the increase to the number of outstanding Common Shares resulting from such dividend, distribution or subdivision and, in the case of the events referred to in (C) above, the conversion basis shall be decreased in proportion to the decrease in the number of outstanding shares resulting from such consolidation.
In the case of any reclassification or change (other than changes resulting only from consolidation or subdivision) of the Common Shares, or in the case of any amalgamation, consolidation or merger of the Corporation with or into any other corporation, or in the case of any gale of the properties and assets of the Corporation as or substantially as an entirety to any other corporation, each First Preferred Share, Series 2 shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be convertible into the number of Common Shares or other securities or property of the Corporation, or such continuing, successor or purchasing corporation, as the case may be, to which a holder of the number of First Preferred Shares, Series 2 would have been issued if such First Preferred Shares, Series 2 had been converted immediately prior to such reclassification, change, amalgamation, consolidation, merger or sale would have been entitled upon such reclassification, change, amalgamation, consolidation merger or sale. The board of directors of the Corporation shall determine such entitlement and any such determination Shall be conclusive and binding on the Corporation and the holders of the First Preferred Shares, Series 2. No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless, in the opinion of the board of directors of the Corporation, all necessary steps shall have been taken to ensure that the holders of the First Preferred Shares, Series 2 shall thereafter be entitled to receive such number of Common Shares or other securities or property of the Corporation, or such continuing, successor or purchasing corporation, as the case may be, subject to adjustments thereafter in accordance with the provisions similar, as nearly as may be, to those contained in this clause;

(vii) at the option of the board of directors of the Corporation and in compliance with the provisions of the Business Corporations Act (Alberta), the First Preferred Shares, Series 2 or any part thereof, shall be subject to redemption or purchase, at any time or from time to time, if not converted within the Term in accordance with Section (v) hereof, at an amount equivalent to the Redemption Amount per First Preferred Share, Series 2 plus any declared but unpaid dividends;
(viii) the holders of the First Preferred Shares, Series 2 shall not otherwise be entitled to require the Corporation to redeem or repurchase any of the First Preferred Shares, Series 2;
(ix) in the event of a liquidation, dissolution or winding up of the Corporation or any other distribution by way of repayment of capital, the holders of the First Preferred Shares, Series 2 shall be entitled to receive a cash amount per share equal to the Redemption Amount per share together with any declared but unpaid dividends prior to any payment or distribution to any other class of shares of the Corporation. The First Preferred Shares, Series 2 shall not be entitled to share any further in the distribution of the property or assets of the Corporation except to the extent hereinbefore provided; and
(x) the Redemption Amount per First Preferred Share, Series 2 shall be US$0.60.

CORPORATE ACCESS NUMBER: 208165688
BUSINESS CORPORATIONS ACT
CERTIFICATE
OF
AMENDMENT AND REGISTRATION
OF RESTATED ARTICLES
AUSAM ENERGY CORPORATION
AMENDED ITS ARTICLES ON 2004/06/07.

Name/Structure Change Alberta Corporation — Registration Statement

Service Request Number:	6163638
Corporate Access Number:	208165688
Legal Entity Name:	NORTHLINKS LIMITED
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	AUSAM ENERGY CORPORATION
New French Equivalent Name:
Nuans Number:	79828090
Nuans Date:	2004/03/30
French Nuans Number:
French Nuans Date:

Share Structure:	THE AUTHORIZED CAPITAL OF THE CORPORATION SHALL BE AS PER THE ATTACHED SCHEDULE “A”.

Share Transfers Restrictions:	NONE
Number of Directors:
Min Number Of Directors:	3
Max Number Of Directors:	11
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provision:	THE ATTACHED SCHEDULE “C” IS INCORPORATED INTO AND FORMS PART OF THESE ARTICLES OF AMENDMENT.
BCA Section/Subsection:	173(1)(F, L, N)

Professional Endorsement Provided:
Future Dating Required:

Annual returns are outstanding for the 2004 file year(s).

Annual Return

File Year	Date Filed
2003	2004/01/03
2002	2004/01/18
2001	2001/05/23

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	1999/01/31
Statutory Declaration	10000495000022578	1999/01/31
Share Structure	ELECTRONIC	1999/07/26
Other Rules or Provisions	ELECTRONIC	2004/06/07
Share Structure	ELECTRONIC	2004/06/07
Director Schedule	ELECTRONIC	2004/06/07

Registration Authorized By:	ROSS O. DRYSDALE SOLICITOR

The common shares of the Corporation are amended by consolidating the issued and outstanding common shares of the Corporation on the basis that thirty exisiting common shares of the Corporation shall become one common share of the Corporation. The authorized capital of the Corporation shall be as per the attached Schedule “A”.
SCHEDULE A
ATTACHED TO AND FORMING PART OF
THE ARTICLES OF AMENDMENT OF
AUSAM ENERGY CORPORATION
(THE “CORPORATION”)
The classes and the maximum number of shares that the Corporation is authorized to issue are:
(1)	an unlimited number of common shares subject to the following rights, privileges, restrictions and conditions:
(a)	Payment of Dividends: The holders of the common shares shall be entitled to receive dividends, if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

(b)	Participation Upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of common shares shall, subject to the rights of the holders of any other class of shares of the Corporation upon such distribution in priority or rateably with the holders of the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

(c)	Voting Rights: The holders of common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.
(2)	an unlimited number of first preferred shares, issuable in series, subject to the following rights, privileges, restrictions and conditions:
(a)	Series: The first preferred shares may at any time and from time to time be issued in one or more series. Subject to the provisions of this clause (2)(a), the board of directors may from time to time fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of first preferred shares, including, without limiting the generality of the foregoing the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends thereon, the conditions for and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion or exchange rights (if any), and whether into or for securities of the Corporation or otherwise, voting rights attached thereto (if any), the terms and conditions of any share purchase or retirement plan or sinking fund, and restrictions on the payment of dividends on any shares other than first preferred shares or payment in respect of capital on any shares in the capital of the Corporation or creation or issue of debt or equity securities; the whole subject to filing with the Registrar (as defined in the Business Corporations

Act (Alberta) or any successor legislation thereto) of articles of amendment setting forth a description of such series including the designation, rights, privileges, restrictions and conditions attached to the shares of such series.
(b)	Ranking of the First Preferred Shares: The first preferred shares of each series shall rank on a parity with the first preferred shares of every other series with respect to declared or accumulated dividends and return of capital. The first preferred shares shall be entitled to a preference over the common shares and over any other shares of the Corporation ranking junior to the first preferred shares with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any declared or cumulative dividends or amount payable on a return of capital are not paid in full, the first preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the first preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards payment in satisfaction of claims in respect of dividends. The first preferred shares of any series may als a given such other preferences not inconsistent with clauses 2(a) to 2(e) hereof over any other shares ranking junior to the first preferred shares as may be determined in the case of such series of first preferred shares.

(c)	Voting Rights: Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of first preferred shares, the holders of first preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. The holders of the first preferred shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the voluntary liquidation and dissolution of the Corporation or the sale of its undertaking or a substantial part thereof under subsection 211(3) or subsection 183(4) of the Business Corporations Act (Alberta) as now enacted or as the same may from time to time be amended, re-enacted or replaced.

(d)	Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the first preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the first preferred shares given as herein specified.

(e)	Approval of Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the first preferred shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the approval of the holders of the first preferred shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by two-thirds of the votes cast at a meeting of holders of first preferred shares duly called for such purpose and held upon at least twenty-one (21) days’ notice at which a quorum is present comprising at least two persons present holding or representing by proxy at least fifth (50%) per cent of the outstanding first preferred shares. If any such quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to a date being not less than ten (10) days later and at such time and place as may be appointed by the chairman at which a quorum shall be comprised of that number of holders of first preferred shares present in person or by proxy. The formalities to be observed with respect to giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every vote taken, at every such meeting or adjourned meeting each holder of a first preferred share shall be entitled to one vote in respect of each first preferred share held.

SCHEDULE “B”
ATTACHED TO AND FORMING PART OF
THE ARTICLES OF AMENDMENT OF
AUSAM ENERGY CORPORATION
(THE “CORPORATION”)
(1)	The board of directors shall consist of such number of directors, being a minimum of three (3) and a maximum of eleven (11) directors, as may from time to time be determined by resolution of the board of directors.

(2)	Subject to the foregoing, the directors may, between annual general meetings, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration at the end of the last annual meeting.

SCHEDULE “C”
ATTACHED TO AND FORMING PART OF
THS ARTICLES OF INCORPORATION OF
AUSAM ENERGY CORPORATION
(THE “CORPORATION”)
Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act (Alberta):
(a)	the board of directors of the Corporation may, from time to time, in such, amount and on such terms as it deems expedient, charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, moveable or immoveable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or any other debt or liability of the Corporation; and

(b)	the board of directors of the Corporation may, from time to time, delegate to such one or more of the directors and officers of the Corporation as may be designated by the board, all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

CORPORATE ACCESS NUMBER: 208165688
BUSINESS CORPORATIONS ACT
CERTIFICATE
OF
AMENDMENT
AUSAM ENERGY CORPORATION
AMENDED ITS ARTICLES ON 2007/09/26.

BUSINESS CORPORATIONS ACT

Alberta	ARTICLES OF AMENDMENT

1.	Name of Corporation	2. Corporate Access Number

	AUSAM ENERGY CORPORATION	208165688
3.	Pursuant to subsection 173(1)(f) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended to consolidate the issued and outstanding Common Shares in the capital of the Corporation on the basis of five (5) pre-consolidation Common Shares for one (1) post-consolidation Common Share (the “Consolidation”); provided, however, that no fractional Common Shares will be issued in connection with the Consolidation, and any Shareholder who would otherwise be entitled to receive a fraction of a Common Share as a result of the Consolidation shall have such fractional interest rounded up to the nearest whole Common Share.

SCHEDULE 173(1) (F)
AUSAM ENERGY CORPORATION
Pursuant to subsection 173(1) (f) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended to consolidate the issued and outstanding Common Shares in the capital of the Corporation on the basis of five (5) pre-consolidation Common Shares for one (1) post-consolidation Common Share (the “Consolidation”); provided, however, that no fractional Common Shares will be issued in connection with the Consolidation, and any Shareholder who would otherwise be entitled to receive a fraction of a Common Share as a result of the Consolidation shall have such fractional interest rounded up to the nearest whole Common Share.

Name/Structure Change Alberta Corporation — Registration Statement
Alberta Amendment Date: 2007/09/26

Service Request Number:	10620323
Corporate Access Number:	208165688
Legal Entity Name:	AUSAM ENERGY CORPORATION
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	AUSAM ENERGY CORPORATION
New French Equivalent Name:
Nuans Number:	79828090
Nuans Date:	2004/03/30
French Nuans Number:
French Nuans Date:

Share Structure:	THE AUTHORIZED CAPITAL OF THE CORPORATION SHALL BE AS PER THE ATTACHED SCHEDULE “A”.
Share Transfers Restrictions:	NONE
Number of Directors:
Min Number Of Directors:	3
Max Number Of Directors:	11
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	THE ATTACHED SCHEDULE “C” IS INCORPORATED INTO AND FORMS PART OF THESE ARTICLES OF AMENDMENT.
BCA Section/Subsection:

Professional Endorsement Provided:
Future Dating Required:

Annual returns are outstanding for the 2007 file year(s).

Annual Return

File Year	Date Filed
2006	2006/02/09
2005	2005/03/07
2004	2004/12/21
Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	1999/01/31
Statutory Declaration	10000495000022578	1999/01/31
Share Structure	ELECTRONIC	1999/07/26
Other Rules or Provisions	ELECTRONIC	2004/06/07
Share Structure	ELECTRONIC	2004/06/07
Director Schedule	ELECTRONIC	2004/06/07
Shares in Series	ELECTRONIC	2007/02/08
Consolidation, Split, Exchange	ELECTRONIC	2007/09/26

Registration Authorized By:	MATTHEW LAWSON SOLICITOR